UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 7, 2005
(Date of earliest event reported)

ROHM AND HAAS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3507	23-1028370

(State of incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 592-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Mr. Rick J. Mills and Dr. George M. Whitesides were elected to the Board of Directors of Rohm and Haas Company on February 7, 2005. Mr. Mills has been assigned as a member of the Audit and Nominating and Governance Committees. Dr. Whitesides has been assigned as a member of the Sustainable Development and Nominating and Governance Committees. Both Mr. Mills and Dr. Whitesides were affirmatively determined to be independent by the Board of Directors.

Mr. Earl G. Graves, Sr., a director since 1984, and Mr. James A. Henderson, a director since 1989, have reached the age of 70, and in accordance with the Corporate Governance Policies and Guidelines of Rohm and Haas Company, will not stand for re-election to the board.

A copy of the press release announcing the elections of Mr. Mills and Dr. Whitesides and the retirements of Mr. Graves and Mr. Henderson is attached as an exhibit.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(C) EXHIBITS

EXHIBIT 99.1 — Press release dated February 7, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

(Registrant)

/s/ Robert A. Lonergan

Robert A. Lonergan
Vice President, General Counsel and
Corporate Secretary

Date: February 11, 2005

Exhibit Index

99.1	Press release dated February 7, 2005